                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE               CONTACTS:   MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                 NUCO2 REPORTS FISCAL 2007 THIRD QUARTER RESULTS

                                      -----

                    OPERATING CASH FLOW AND FREE CASH IMPROVE

STUART, FLORIDA, May 1, 2007 -- NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported operating results for the quarter ended March 31, 2007 -- the first quarter since the Company began transitioning to its new strategic growth plan focused on improving returns and cash generation.

      The Company noted that important progress is being achieved, particularly in the areas of customer quality, asset utilization, operating productivity and cost reductions.

      o  Gross installations during the quarter totaled approximately 2,100 as compared to approximately 2,600 in the immediately preceding second quarter, primarily reflecting the Company's more selective criteria for new business.

      o  Capital expenditures for the quarter totaled $3.5 million, as compared to $7.5 million in the immediately preceding quarter, the direct result of improved asset utilization and reduced tank purchases.

      o  Accounts receivable at quarter end stood at $12.0 million, an improvement of approximately $1.5 million during the quarter, the result of tighter credit practices and improved collection procedures.

      o  Free cash flow for the quarter, which the Company defines as cash flow from operations less capex, increased to $5.9 million from $1.7 million in the immediately preceding second quarter.

      o  In line with its previously announced $50 million share repurchase program, the Company during the quarter repurchased 513,318 common shares at a cost of approximately $12.5 million which was funded from free cash generated during the quarter and the balance from borrowings under the Company's revolving credit facility.

      "The quarter fully met our expectations in successful operational conversion to the new plan and we expect the full benefits of our cash generation and higher investment return model to be realized in the months ahead," said Michael E. DeDomenico, Chairman and CEO. "The third quarter's financial results reflect costs associated with transitioning to the new plan."

      o  Total revenues for the quarter amounted to $31.9 million, compared with
         $29.2 million in the corresponding year-ago period, an increase of
         9.3%, and for the nine months ended March 31, 2007 advanced 12.1%, to
         $96.2 million from $85.8 million in the prior year period.

      o  EBITDA (earnings before interest, taxes, depreciation and amortization), which the Company regards as useful information as to its liquidity, excluding non-cash stock option expense, totaled $9.0 million in the third quarter, essentially even with the preceding
         December 2006 quarter.

      o  Operating cash flow for the quarter totaled $9.5 million, as compared to $7.1 million in the prior year period, an increase of 34%.

      o  Operating income for the quarter amounted to $2.6 million, compared with $4.2 million in the corresponding year-ago period, reflecting continuing expenses in connection with implementing the new strategic growth plan, including acceleration of tank repair and refurbishment expense that enabled the reduction in capital costs, as well as expenses associated with the reorganization of sales staff and marketing activities. Total transition costs incurred during the quarter were $1.5 million.

      o  Net income for the quarter amounted to $1.1 million, or $0.07 per diluted share, compared with $2.2 million, or $0.14 per diluted share a year ago, and for the nine months totaled $5.0 million, or $0.31 per diluted share, compared with $7.8 million, or $0.49 per diluted share, in the corresponding year-ago period.

      "Our new strategic plan that concentrates on growth in free cash and return on capital while expanding our customer base is proceeding as planned,"
added Mr. DeDomenico. "And we continue to invest in the business, including programs which are enhancing asset utilization, driving productivity and providing superior service to our customer base."

ABOUT NUCO2

      NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental
U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at www.nuco2.com.

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CONFERENCE CALL

      A conference call to report operating results for the fiscal 2007 third quarter will be held tomorrow, Wednesday, May 2, 2007, at 11:00 a.m. Eastern
Time. It can be accessed over the Internet via NuCO2's website at www.nuco2.com.
To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

      STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

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                                           NUCO2 INC.
                                    CONDENSED BALANCE SHEETS
                                         (In thousands)

                                           ASSETS                  March 31, 2007   June 30, 2006
                                                                   --------------   -------------
Current assets:
         Cash and cash equivalents                                    $    240         $    341
         Trade accounts receivable, net of allowance for doubtful
         accounts of $2,481 and $2,538, respectively                    12,002           12,955
         Inventories                                                       306              302
         Prepaid insurance expense and deposits                          4,134            5,846
         Prepaid expenses and other current assets                       1,178            1,465
         Deferred tax assets - current portion                           8,470            8,598
                                                                      --------         --------
              Total current assets                                      26,330           29,507
                                                                      --------         --------

Property and equipment, net                                            123,593          119,603
                                                                      --------         --------

         Goodwill & other intangible assets, net                        39,744           40,905
         Deferred tax assets                                             6,150            8,807
         Other                                                             206              185
                                                                      --------         --------
              Total other assets                                        46,100           49,897
                                                                      --------         --------

                  Total assets                                        $196,023         $199,007
                                                                      ========         ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                             $  4,089         $  6,883
         Accrued expenses & other current liabilities                    5,541            5,945
                                                                      --------         --------
              Total current liabilities                                  9,630           12,828

Long-term debt                                                          36,300           35,450
Customer deposits                                                        4,213            3,805
                                                                      --------         --------
                  Total liabilities                                     50,143           52,083

Total shareholders' equity                                             145,880          146,924
                                                                      --------         --------
Total liabilities & shareholders' equity                              $196,023         $199,007
                                                                      ========         ========

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                                                     NUCO2 INC.
                                              STATEMENTS OF OPERATIONS
                                      (In thousands, except per share amounts)

                                                                         Three Months Ended     Nine Months Ended
                                                                              March 31,             March 31,
                                                                         -------------------   -------------------
                                                                            2007      2006       2007       2006
                                                                         ---------  --------   --------   --------
Revenues:
      Product sales                                                      $ 20,995   $ 18,984   $ 63,865   $ 55,917
      Equipment rentals                                                    10,919     10,213     32,366     29,898
                                                                         --------   --------   --------   --------
Total Revenues                                                             31,914     29,197     96,231     85,815
                                                                         --------   --------   --------   --------

Costs and expenses:
      Cost of products sold, excluding depreciation & amortization         13,728     12,725     41,648     36,786
      Cost of equipment rentals, excluding depreciation & amortization      1,999        879      4,603      2,362
      Selling, general and administrative expenses                          7,952      6,341     22,343     17,596
      Depreciation and amortization                                         5,158      4,667     14,900     13,527
      Loss on asset disposal                                                  522        396      1,506      1,601
                                                                         --------   --------   --------   --------
                                                                           29,359     25,008     85,000     71,872
                                                                         --------   --------   --------   --------

Operating income                                                            2,555      4,189     11,231     13,943

Gain on financial instrument                                                 --         --         --         (177)
Interest expense                                                              509        555      1,635      1,463
                                                                         --------   --------   --------   --------

Income before provision for income taxes                                    2,046      3,634      9,596     12,657
      Provision for income tax                                                935      1,454      4,584      4,883
                                                                         --------   --------   --------   --------
Net income                                                               $  1,111   $  2,180   $  5,012   $  7,774
                                                                         ========   ========   ========   ========

Weighted average number of common and common
      equivalent shares outstanding
      Basic                                                                15,680     15,462     15,711     15,378
                                                                         ========   ========   ========   ========
      Diluted                                                              15,896     16,127     15,979     15,961
                                                                         ========   ========   ========   ========

Net income per basic common share                                        $   0.07   $   0.14   $   0.32   $   0.51
                                                                         ========   ========   ========   ========
Net income per diluted common share                                      $   0.07   $   0.14   $   0.31   $   0.49
                                                                         ========   ========   ========   ========

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                       RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES EBITDA AND EBITDA
                                            EXCLUDING STOCK OPTION EXPENSE

                                                          Three Months Ended                      Nine Months Ended
                                              ----------------------------------------        ------------------------
                                                      March 31,                Dec 31,                March 31,
                                              ------------------------        --------        ------------------------
                                                2007            2006            2006            2007            2006
                                              --------        --------        --------        --------        --------

Net income                                    $  1,111        $  2,180        $  1,383        $  5,012        $  7,774
Interest expense                                   509             555             550           1,635           1,463
Depreciation & amortization                      5,158           4,667           4,897          14,900          13,527
Gain on financial instrument                      --              --              --              --              (177)
Provision for income taxes                         935           1,454           1,009           4,584           4,883
                                              --------        --------        --------        --------        --------
  EBITDA                                      $  7,713        $  8,856        $  7,839        $ 26,131        $ 27,470
  Noncash option expense                         1,301           1,407           1,245           3,245           2,492
                                              --------        --------        --------        --------        --------
  EBITDA excluding stock option expense       $  9,014        $ 10,263        $  9,084        $ 29,376        $ 29,962
                                              ========        ========        ========        ========        ========

Cash flows provided by (used in):
  Operating activities                        $  9,495        $  7,083        $  9,105        $ 27,448        $ 24,266
  Investing activities                        $ (3,554)       $ (7,754)       $ (7,455)       $(19,325)       $(28,698)
  Financing activities                        $ (5,888)       $    818        $ (1,935)       $ (8,224)       $  3,794

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the
Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lender also uses EBITDA to assess the Company's compliance with debt covenants.
These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

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